INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-14395 of The Procter & Gamble Company on Form S-8 of our report dated June 10, 2002, appearing in this Annual Report on Form 11-K of The Procter and Gamble Subsidiaries Savings and Investment Plan for the year ended
December 31, 2001.

/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
June 28, 2002